UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2015

DEBT RESOLVE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33110	33-0889197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite S-223 White Plains, New York	10604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 949-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Debt Resolve, Inc.

August 31, 2015

Item 5.02 Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On August 31, 2015, the Company announced that Sean Q. Lucero has joined the Board of Directors effective August 25, 2015. Mr. Lucero is a founding member of LSH, LLC, a partner in the Company’s majority owned joint venture, Progress Advocates LLC. In connection with joining the Board, Mr. Lucero was granted 250,000 seven-year options with a closing price as of the end of trading on August 25, 2015, the effective date.

Mr. Lucero, age 42, joins the current Board members William Mooney Jr., Chairman, James Brakke, Raymond A. Conta, Stanley E. Freimuth, and Gary T. Martin.

At a young age, Mr. Lucero bought his first McDonalds franchise and has since expanded this business to include nine McDonalds’ franchises in Southern California. In addition, Mr. Lucero is an active investor and partner in several startups and resides in Orange County, California.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEBT RESOLVE, INC.

Date: August 31, 2015	By:	/s/ William M. Mooney, Jr.
William M. Mooney, Jr.
Director and Chair, Nominations Committee